UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2022

REDWOOD MORTGAGE INVESTORS VIII

a California limited partnership

(Exact name of Registrant as Specified in Its Charter)

California	000-27816	94-3158788
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Bovet Road, Suite 520, San Mateo, CA	94402
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 365-5341

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Redwood Mortgage Investors VIII, a California limited partnership (the “Partnership”) and Western Alliance Bank (“Bank”), are parties to that certain Promissory Note and Business Loan Agreement (Revolving Line of Credit and Term Loan Agreement), each dated March 13, 2020 (collectively, the “Credit Agreement”). Pursuant to the Credit Agreement Bank extended to the Partnership a revolving line of credit in the original maximum principal amount of Ten Million and no/100 Dollars ($10,000,000.00) with a right to convert the revolving credit line into a term loan at the end of the commitment period provided in the Credit Agreement.

On March 7, 2022, the Partnership and Bank entered into a First Loan Modification Agreement (“Modification Agreement”) which was made effective as of March 4, 2022 and, as of that date, modified the terms of the Partnership’s line of credit by:

•

extending the commitment term during which loan proceeds may be disbursed to the Partnership and the Partnership may exercise its option to convert to a term loan from March 13, 2022 to March 13, 2024;

•	extending the maturity date of the revolving credit line from March 13, 2022 to March 13, 2024;

•	extending the maturity date for the term loan for which the Partnership has a conversion option at the end of the commitment term from March 13, 2023 to March 13, 2026; and

•

removing LIBOR as the reference rate and replacing it with the 30 day American Interbank Offered Rate Term -30 Index published for loans in United States Dollars by the American Financial Exchange (“Ameribor”).

While the reference rate upon which interest is calculated under the Credit Agreement was changed from LIBOR to Ameribor by the Modification Agreement, the Modification Agreement did not modify the minimum interest rate or the margin rate payable on the line of credit. Consequently, beginning on the effective date of the Modification Agreement, outstanding principal advances under the credit line began accruing interest at the annual rate equal to the greater of: (i) the Ameribor Rate plus three and one-quarter percent (3.25%); and (ii) five percent (5.0%). Interest only payments remain due from the Partnership on a monthly basis under the modified Credit Agreement and the right to convert the revolving line of credit into a term loan was unchanged by the Modification Agreement, other than the extension of the option periods described above. This summary of the First Loan Modification Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Loan Modification Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

10.1	First Loan Modification Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REDWOOD MORTGAGE INVESTORS VIII, a California limited partnership

	By:	Redwood Mortgage Corp., General Partner

Date March 11, 2022	By:	/s/ Michael R. Burwell
	Name:	Michael R. Burwell
	Title:	President, Secretary and Treasurer

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